EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

In connection with the Annual Report of P.A.M. Transportation Services, Inc. (the "Company") on Form 10-K for the period ended December 31, 2016, (the "Report") as filed with the Securities and Exchange Commission, each of the undersigned hereby certifies that:

    (1)     The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    (2)     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

P.A.M. TRANSPORTATION SERVICES, INC.

Dated: March 9, 2017	By:	/s/ Daniel H. Cushman
DANIEL H. CUSHMAN
President and Chief Executive Officer
(principal executive officer)

Dated: March 9, 2017	By:	/s/ Allen W. West
ALLEN W. WEST
Vice President-Finance, Chief Financial Officer, Secretary and Treasurer
(principal accounting and financial officer)